UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 12, 2013

BIONEUTRAL GROUP, INC.
(Exact name of registrant as specified in its charter)

Nevada	333-149235	26-0745273
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

211 Warren Street, Newark, New Jersey		07103
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (973) 285-3373

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see  General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	Entry into a Material Definitive Agreement

On April 12, 2013, the Company entered into a Settlement Agreement, Global Release Cancellation of Preferred Stock Purchase Agreement, Preferred Stock Drawdown Agreement, The Agreement to Assign and Settle Notes and Agreement to License Invention by and between the Company, BioNeutral Laboratories Corporation USA and Vinfluence Pty Ltd (the “Global Agreement”).

The Global Agreement settles the claims of each of the Company and Vinfluence which had been the subject of litigation.  The Agreement also terminates the Preferred Stock Purchase Agreement, the Preferred Stock Drawdown Agreement, the Agreement to Assign and Settle Debt, the Agreement to Assign and Settle Notes Agreement and the Vinfluence License Agreement (collectively, the “Vinfluence Agreements”).  As a result of the Global Agreement, the Company cancelled an aggregate of 178,042 shares of Series B and Series D Preferred Stock that had been issued to Vinfluence.  The only Series B and Series D Preferred Stock that remains outstanding (an aggregate of 67,581 shares) represents debt or notes that were actually settled by Vinfluence.  Each share of Preferred Stock cancelled was convertible into 125 shares of the Company’s common stock thus the cancellation of the Vinfluence Agreements results in significantly less dilution than if the Preferred Stock had been converted.  As part of the Global Agreement, the Company issued Vinfluence an aggregate of 2,000,000 shares of Common Stock.

On April 12, 2013 and in connection with the Global Agreement, the Company also entered into distribution agreement (the “New Distribution Agreement”) with White Charger Limited, a New Zealand company whereby White Charger has the right to distribute the Company’s products in Australia, New Zealand, Indonesia, Malaysia, Philippines, Singapore, Thailand, Brunei, Burma, New Caledonia, Kiribati, the Marshal Islands, Micronesia, Nauru, Palau, Papua New Guinea, Solomon Islands, Tuvalu, Pitcairn, Henderson, Mauritius and Ocneo.  This is a much narrower territory than the original licensing agreement and does not include China, Taiwan, Hong Kong or Japan.  It also does not include any option for Europe.  No intellectual property of the Company is transferred to White Charger.  The New Distribution Agreement requires White Charger to purchase at least $500,000 of the Company’s products during the first 24 months of which $175,000 must be purchased during the first 12 months of the New Distribution Agreement. The Initial Term of the New Distribution Agreement is for five (5) years and can be extended for an additional five years if White Charger purchases at least $3,000,000 of product during the Initial Term.  The New Distribution Agreement also contains a non-competition agreement on behalf of White Charger.

ITEM 1.02                   Termination of a Material Definitive Agreement

See 1.01 above

ITEM 9.01                   Financial Statements and Exhibits

99.1
Global Release, Cancellation of Preferred Stock Purchase Agreement, Preferred Stock Drawdown Agreement, The Agreement to Assign and Settle Notes and Agreement to License Invention Agreement by and between the Company and Vinfluence Pty Ltd. dated April 12, 2013.

99.2	Distributorship Agreement by and between the Company and Vinfluence Pty Ltd dated April 12, 2013.

99.3	Press Release dated April 18, 2013

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

BIONEUTRAL GROUP, INC.

April 18, 2013	By:	/s/ Mark Lowenthal
Name: Mark Lowenthal
Title: Chief Executive Officer and President